Exhibit 99.1

Earnings News
Investor Relations Department Phone: 1-646-290-6400 TTC Group

FOR IMMEDIATE RELEASE

AROTECH CORPORATION REPORTS RESULTS
FOR THE FIRST QUARTER, 2012
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Revenues up almost 30% over same period last year; net loss reduced by over $1.5 million

Ann Arbor, Michigan, May 14, 2012 – Arotech Corporation (NasdaqGM: ARTX), a provider of quality defense and security products for the military, law enforcement and security markets, today reported results for the quarter ended March 31, 2012.

First Quarter Results

Revenues from continuing operations for the first quarter of 2012 were $16.1 million, compared to $12.4 million for the corresponding period in 2011, an increase of 29%.

Gross profit from continuing operations for the first quarter of 2012 was $4.3 million, or 27% of revenues, compared to $3.6 million, or 29% of revenues, for the corresponding period in 2011.

The Company reported an operating loss from continuing operations for the first quarter of 2012 of $(889,000), compared to an operating loss from continuing operations of $(947,000) for the corresponding period in 2011.

The Company’s net loss from continuing operations for the first quarter of 2012 was $(1.1 million), or $(0.08) per share, compared to a net loss from continuing operations of $(959,000), or $(0.07) per share, for the corresponding period in 2011.

The Company’s net loss from all operations, including discontinued operations, for the first quarter of 2012 was $(1.1 million), or $(0.07) per share, compared to a net loss from all operations, including discontinued operations, of $(2.6 million), or $(0.19) per share, for the corresponding period in 2011.

“We are generally pleased with first quarter revenue growth and continue to see long term opportunities favorable despite the current strained economic environment,” stated Robert Ehrlich, Chairman and CEO Arotech Corporation.  “We were disappointed that our pursuit of a battery and power systems acquisition was unsuccessful, but organic growth continues to be strong and we expect 2012 revenues to increase in the range of 10-15%.  We remain committed to our markets and growth prospects and expect to see another record year in 2012 revenues,” added Ehrlich.

Backlog

Backlog of orders totaled approximately $77.3 million as of March 31, 2012, as compared to $95.5 million at March 31, 2011.

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Cash Position at Quarter End

As of March 31, 2012, the Company had $1.7 million in cash and $98,000 in restricted collateral deposits, as compared to December 31, 2011, when the Company had $2.3 million in cash and $1.7 million in restricted collateral deposits.

The Company also had $4.9 million in unused bank lines of credit with its main bank as of March 31, 2012, under a $10.0 million credit facility under its FAAC subsidiary, which was secured by the Company’s assets and the assets of the Company’s other subsidiaries and guaranteed by the Company. There was $1.6 million of available credit on this line as of March 31, 2012, based on the borrowing base calculations.

Effective April 30, 2012, the Company and FAAC entered into an agreement with a different primary bank that has provided the Company with a replacement $10.0 million credit facility under its FAAC subsidiary, which is secured by the Company’s assets and the assets of the Company’s other domestic subsidiaries and guaranteed by the Company and its other domestic subsidiaries, at a rate of LIBOR plus 375 basis points. This credit facility expires May 2013.

The Company had trade receivables of $7.5 million as of March 31, 2012, compared to $11.9 million as of December 31, 2011. The Company had a current ratio (current assets/current liabilities) in continuing operations of 1.62 as of March 31, 2012 and 1.55 as of December 31, 2011.

Conference Call

The Company will host a conference call tomorrow, Tuesday, May 15, 2012 at 10:00 a.m. EDT. Those wishing to access the conference call should dial 1-877-407-0778 (U.S.) or 1-201-689-8565 (international) a few minutes before the 10:00 a.m. EDT start time. A replay of the conference call will be available starting Tuesday, May 15, 2012 at 12:30 p.m. EDT until Tuesday, May 29, 2012 at 11:59 p.m. The replay telephone number is 1-877-660-6853 (U.S) and 1-201-612-7415 (international). The ID pass code for both the call and the replay is 394167 and the account number is 286.

About Arotech Corporation

Arotech Corporation is a leading provider of quality defense and security products for the military, law enforcement and homeland security markets, including multimedia interactive simulators/trainers and advanced zinc-air and lithium batteries and chargers. Arotech operates through two major business divisions: Training and Simulation, and Battery and Power Systems.

Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan and research, development and production subsidiaries in Alabama, Michigan and Israel.

CONTACT:

Victor Allgeier, TTC Group, (646) 290-6400, vic@ttcominc.com

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders; and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s websites above does not constitute incorporation of any of the information thereon into this press release.

TABLES TO FOLLOW

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AROTECH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended March 31,
	2012	2011
Revenues	$16,107,708	$12,440,471

Cost of revenues, exclusive of amortization of intangibles	11,819,066	8,888,261
Research and development expenses	591,153	407,997
Selling and marketing expenses	1,284,894	1,180,332
General and administrative expenses	3,000,606	2,434,161
Amortization of intangible assets and capitalized software	301,371	476,306
Total operating costs and expenses	16,997,090	13,387,057

Operating loss	(889,382)	(946,586)

Other income	192	19,073
Financial income (expense), net	(36,836)	109,166
Total other income (expense)	(36,644)	128,239
Loss from continuing operations before income tax expense	(926,026)	(818,347)

Income tax expense	197,577	140,624
Loss from continuing operations	(1,123,603)	(958,971)
Income (loss) from discontinued operations, net of income tax	64,160	(1,684,174)
Net loss	(1,059,443)	(2,643,145)

Other comprehensive income, net of income tax
Foreign currency translation adjustment	167,075	135,908
Comprehensive loss	$(892,368)	$(2,507,237)

Basic and diluted net loss per share – continuing operations	$(0.08)	$(0.07)
Basic and diluted net income (loss) per share – discontinued operations	$0.01	$(0.12)
Basic and diluted net loss per share	$(0.07)	$(0.19)
Weighted average number of shares used in computing basic and diluted net income (loss) per share	14,654,803	13,689,149

Reconciliation of Non-GAAP Financial Measure - Continuing Operations

To supplement Arotech’s consolidated financial statements presented in accordance with U.S. GAAP, Arotech uses a non-GAAP measure, Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization (EBITDA). This non-GAAP measure is provided to enhance overall understanding of Arotech’s current financial performance and its progress towards GAAP profitability. Reconciliation of EBITDA to the nearest GAAP measure follows:

	Three months ended March 31,
	2012	2011
Net Loss Continuing (GAAP measure)	$(1,123,603)	$(958,971)
Add back:
Financial (income) expense – including interest	36,836	(109,166)
Income tax expenses (benefit)	197,577	140,624
Depreciation and amortization expense	574,377	744,823
Other adjustments*	795,434	22,584
Total adjusted EBITDA	$480,621	$(160,106)

*	Includes stock compensation expense, adjustments to allowances, one-time transaction expenses and other non-cash expenses.

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